EXHIBIT 21.1

                                  SEITEL, INC.

                     LIST OF SUBSIDIARIES OF THE REGISTRANT

**       African Geophysical, Inc. (incorporated in Cayman Islands)

**       Alternative Communication Enterprises, Inc. (incorporated in Texas)

         Datatel, Inc. (incorporated in Delaware)

         DDD Energy, Inc. (incorporated in Delaware)

         EHI Holdings, Inc. (incorporated in Delaware)

**       Exsol, Inc. (incorporated in Delaware)

**       GEO-BANK, INC. (incorporated in Texas)

         Matrix Geophysical, Inc. (incorporated in Delaware)

*        Olympic Seismic Ltd. (incorporated in Alberta, Canada)

         Seitel Canada Holdings, Inc. (incorporated in Delaware)

         Seitel Data Corp. (incorporated in Delaware)

         Seitel Delaware, Inc. (incorporated in Delaware)

**       Seitel Gas & Energy Corp. (incorporated in Delaware)

         Seitel Geophysical Inc. (incorporated in Delaware)

         Seitel International, Inc. (incorporated in Cayman Islands)

         Seitel Management, Inc. (incorporated in Delaware)

**       Seitel Natural Gas, Inc. (incorporated in Delaware)

         Seitel Offshore Corp. (incorporated in Delaware)

**       Seitel Power Corp. (incorporated in Delaware)






*        Incorporated in 1998
**       Dormant